Filed Pursuant to Rule 424(b)(3)
Registration No. 333-173142

PROSPECTUS SUPPLEMENT NO. 1 TO
PROSPECTUS DATED APRIL 5, 2011

GUARDIAN 8 HOLDINGS
13,401,144 Shares of Common Stock
(par value $0.001 per share)

This Prospectus Supplement relates to the resale of up to 13,401,144 shares of Common Stock, par value $0.001 per share, of Guardian 8 Holdings (“G8”).  These shares may be offered or sold by the selling stockholders identified on page 22 of the Prospectus dated April 5, 2011 (the “Base Prospectus”) in the manner provided in the Base Prospectus.  See “Plan of Distribution” in the Base Prospectus.  G8 will not receive any proceeds from such transactions.

See “Risk Factors” on page 3 of the Base Prospectus for certain considerations relevant to an investment in the Common Stock.

_______________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________________________________

This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without, the Prospectus dated April 5, 2011 (collectively, the “Prospectus”).  G8 has agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  Capitalized terms used in this Prospectus Supplement and not otherwise defined have the same meanings as in the Prospectus.

The date of this Prospectus Supplement is August 16, 2011.

RECENT DEVELOPMENTS

Recent Development:

On August 5, 2011, G8’s common stock was cleared for trading on the Over-the-Counter Bulletin Board under the symbol “GRDH”.

Operating Results:

Attached hereto are G8’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2011 and March 31, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-Q

☒           QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2011

☐         TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 333-150954

GUARDIAN 8 HOLDINGS
(Exact name of registrant as specified in its charter)

Nevada	26-0674103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11900 College Blvd
Suite 204
Overland Park, Kansas  66210
(Address of principal executive offices)

(913) 317-8887
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.           Yes ☒       No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).          Yes  ☐      No ☒

The number of shares of Common Stock, $0.001 par value, outstanding on August 11, 2011, was 26,802,318.

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

GUARDIAN 8 HOLDINGS
(A Development Stage Company)
Condensed Balance Sheets

	June 30,	December 31,
	2011	2010
		(Audited)
Assets

Current assets:
Cash	$142,957	$290,829
Prepaid expenses	10,000	10,000
Total current assets	152,957	300,829

Patent, net of accumulation amortization of $1,075 and $817 as of June 30, 2011 and December 31, 2010	9,310	9,568

Total assets	$162,267	$310,397

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$33,675	$37,410
Total current liabilities	33,675	37,410

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares Authorized; issued and outstanding of 26,802,318 at June 30, 2011 and December 31, 2010, respectively	26,802	26,802
Paid in Capital	1,364,448	1,364,448
Retained deficit	(1,262,658)	(1,118,263)
Total stockholders’ equity	128,592	272,987

Total liabilities and stockholders’ equity (deficit)	$162,267	$310,397

The accompanying notes are an integral part of the condensed financial statements.

GUARDIAN 8 HOLDINGS
(a Development Stage Company)
Condensed Statements of Operations

	The Three Months Ended		The Six Months Ended		(Inception) to
	June 30,		June 30,		June 30,
	2011	2010	2011	2010	2011

Revenue	$-	$-	$-	$-	$-

Cost of sales	-	-	-	-	-

Gross profit	-	-	-	-	-

Amortization	129	129	258	258	1,075
General and administrative expenses	89,126	169,773	144,137	234,917	956,968
	89,255	169,902	144,395	235,175	958,043

Loss from operations	(89,255)	(169,902)	(144,395)	(235,175)	(958,043)

Other income (expense):
Interest expense	-	-	-	-	-
Interest income	-	-	-	-	-
	-	-	-	-	-

Loss before income tax	(89,255)	(169,902)	(144,395)	(235,175)	(958,043)

Provision for income tax expense	-	-	-	-	-

Net (loss)	$(89,255)	$(169,902)	$(144,395)	$(235,175)	$(958,043)

Net loss per share – basic and diluted	$-	$(0.01)	$(0.01)	$(0.01)

Weighted average shares outstanding	26,802,318	24,868,729	26,802,318	23,800,524

The accompanying notes are an integral part of these condensed consolidated financial statements.

GUARDIAN 8 HOLDINGS
(a Development Stage Company)
Condensed Statements of Cash Flows

	Six Months Ended June 30,		For the period from June 8, 2009 (Inception) to June 30,
	2011	2010	2011
Operating activities:

Net loss	$(144,395)	$(235,175)	$(958,043)
Adjustments to reconcile net (loss) to net cash (used) in operating activities:
Stock issued for services	-	-	131,250
Stock issued for compensation	-	-	63,750
Amortization of patent	258	258	1,075
Change in assets and liabilities -
Prepaid expenses	-	(10,000)	(10,000)
Accounts payable	(3,735)	(56,371)	33,675
Due to related party	-	(131,500)	(184,250)
Cash provided by operating activities	(147,872)	(432,788)	(922,543)

Financing activities:
Proceeds from common stock sales	-	623,000	1,065,500
Proceeds from notes payable, related party	-	10,000	10,000
Payments on notes payable, related party	-	(10,000)	(10,000)
Net used in financing activities	-	623,000	1,065,500

Increase in cash	(147,872)	190,212	142,957
Cash, beginning of period	290,829	15	-
Cash, ending of period	$142,957	$190,227	$142,957

Supplemental cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Stock issued for services	$-	$-	$131,250
Shares issued for services	$-	$-	$2,460,000

Stock issued for compensation	$-	$-	$63,750
Shares issued for compensation	$-	$-	$255,000

Stock issued for payment on due to related party	$-	$115,750	$115,750
Shares issued for payment on due to related party	$-	$463,000	$463,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

Guardian 8 Holdings
(A Development Stage Company)
Notes to Condensed Financial Statements
For the Six Months Ended June 30, 2011

Note 1 – Company Organization and Summary of Significant Accounting Policies

Organization
Guardian 8 Corporation (“Guardian 8”) was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation.  In August of 2009, we changed our name to Guardian 8 Corporation.  Our principle offices are located in Overland Park, Kansas.  We are a development stage company in the process of developing a personal security device that incorporates countermeasures to help defend against personal attack.

Effective November 30, 2010, we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission under section 12g.  We merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post merger, Global Risk changed its name to Guardian 8 Holdings.

As of June 30, 2011, we have had no revenues and have had only limited operations; therefore, we are classified as a development stage company.

Cash and cash equivalents

Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts. The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2011 and December 31, 2010.

Revenue recognition
It is the Company’s policy that revenues will be recognized in accordance with ASC subtopic 605-10, “Revenue Recognition”.  The Company will therefore recognize revenue from sales of product upon delivery to its customers where the fee is fixed or determinable, and collectability is probable. Cash payments received in advance will be recorded as deferred revenue.   There were no revenues for the six months ended June 30, 2011 or the year ended December 31, 2010.

Warranty
We intend to offer a one year limited warranty on our device.  After the warranty expires, if the device fails to operate properly for any reason, we intend to replace the device either at a discounted price depending on when the device was placed in service or for a flat fee.  These fees are intended to cover the handling and repair costs and include a profit.  Extended warranties which provide additional coverage beyond the limited warranty, ranging from one to four years, are anticipated to be offered for specified fees.

Research and Development costs
The Company expenses all costs of research and development as incurred. There are R&D costs included in other general and administrative expenses of $1,274 and $216,351 for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2011 and December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.  See Note 7 for further details.

Impairment of long-lived assets
The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles.  The Company recognized no impairment losses in the six months ended June 30, 2011 or the year ended December 31, 2010.

Loss per share
Loss per share is provided in accordance with ASC subtopic 260-10 (formerly Statement of Financial Accounting Standards No. 128).  Basic loss per share is computed by dividing the earnings available to shareholders by the weighted average number of shares outstanding during the period.  There were no securities or stock equivalents considered to be dilutive in the computation of loss per share for the six months ended June 30, 2011 or the year ended December 31, 2010.

Dividends
We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Income Taxes

The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Recent pronouncements
In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. 2) Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The adoption of this ASU did not have a material impact on the Company’s financial statements.

In February 2010, FASB issued ASU No. 2010-9 - Amendments to Certain Recognition and Disclosure Requirements. This update addresses certain implementation issues related to an entity’s requirement to perform and disclose subsequent-events procedures, removes the requirement that public companies disclose the date of their financial statements in both issued and revised financial statements. According to the FASB, the revised statements include those that have been changed to correct an error or conform to a retrospective application of U.S. GAAP. The amendment is effective for interim and annual reporting periods in fiscal year ending after June 15, 2010. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In December 2010, the FASB issued Accounting Standards Update No. 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (Topic 805)—Business Combinations (ASU 2010-29), to improve consistency in how the pro forma disclosures are calculated. Additionally, ASU 2010-29 enhances the disclosure requirements and requires description of the nature and amount of any material, nonrecurring pro forma adjustments directly attributable to a business combination. ASU 2010-29 is effective for us in fiscal 2011 and should be applied prospectively to business combinations for which the acquisition date is after the effective date. Early adoption is permitted. The adoption of the ASU did not have a material impact on the Company’s financial statements.

In May, 2011, The FASB issued ASU 2011-4, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The objective of this amendment is to achieve common fair value measurement and disclosure requirements in U.S GAAP and IFRS. This amendment is to ensure that fair value has the same meaning in U.S. GAAP and IFRS and that their respective fair value measurement and disclosure requirements are the same. This guidance is effective for the first quarter of 2012. The Company does not expect that this authoritative guidance will have any material effect on the Company’s financial statements.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

Year end
The Company has adopted December 31 as its year end.

Note 2 – Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern.  We have an accumulated deficit of $1,262,658 as of June 30, 2011. Our current assets exceeded our current liabilities by $119,282 as of June 30, 2011. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to raise additional capital and obtain financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

During the year ended December 31, 2010, we were able to raise $965,500 through Private Placement Memorandums.  See Note 5 for further details.

Note 3 – Notes payable
In January and February of 2010, we received short-term, non-interest bearing loans from four of our shareholders.  These loans totaled $10,000.  The loans were repaid in full in April of 2010.  No interest expense has been imputed or paid relating to these loans.

Note 4 – Patent and Due to Related Party
In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held for a personal security device in exchange for 19,000,000 shares of our common stock and $300,000.  $25,000 was to be paid in July of 2009 and the rest was to be paid as funds became available from common stock sales.  Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration.  The patent has been valued at $10,365 which is the historical cost.  The value of the cash, note payable, and stock given exceeded the historical cost of the patent by $304,615.  This amount was recorded as a reduction of retained earnings.  The total cost of the patent is being amortized over the 20 year life of the patent.  Amortization costs were $258 for the six months ended June 30, 2011 and 2010, respectively.

The $300,000 due to related party was paid (i) $25,000 in June of 2009, (ii) $131,500 in May of 2010, (iii) $115,750 was converted to 463,000 shares at $.25 per share in May of 2010, and (iiii) $27,750 in August of 2010 leaving no balance due as of December 31, 2010.  The issuance of stock for the debt was at the same price being offered in the private placement memo during May of 2010.

No interest expense has been imputed or paid relating to these amounts.

Note 5– Stockholder’s equity
The Company is authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Both classes of stock have a par value of $0.001.

In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held in the personal security device in exchange for 19,000,000 shares of our common stock and $300,000.  Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration.  During the year ended December 31, 2010, 500,000 more shares were returned for cancellation in exchange for no consideration.

In June of 2009, 4,000,000 shares were sold to four investors for a total purchase price of $100,000 or $0.025 per share.

In June of 2009, 2,000,000 shares were issued to an officer of the Company in exchange for his services as President and General Manager.  Those shares were valued at $0.025 per share and $50,000 was expensed as compensation.

In June of 2009, 150,000 shares were issued to an attorney in exchange for legal services.  Those shares were valued at $0.025 per share and $3,750 was expensed as legal expense.

In December of 2009, 100,000 shares were issued to a consultant in exchange for business development consulting services.  Those shares were valued at $0.25 per share and $25,000 was expensed as consulting expense.

As of December 31, 2009, there were 21,250,000 common shares outstanding and no preferred shares outstanding.

During the year ended December 31, 2010, 210,000 shares were issued for services.  Those shares were valued at $0.25 and $52,500 was expensed.

During the year ended December 31, 2010, $115,750 due to a related party was converted at $0.25 per share into 463,000 shares (See Note 4).

During the year ended December 31, 2010 we offered two Private Placement Memorandums for the sale of common stock at $0.25 per share.  In accordance with the first offering, we have sold 2,462,000 shares of common stock for $615,500.  In accordance with the second offering, we have sold 1,400,000 shares of common stock for $350,000.

During the year ended December 31, 2010, 255,000 shares were issued to the directors for compensation.  Those shares were valued at $0.25 and $63,750 was expensed.

Effective November 30, 2010, we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission under section 12g.  We merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post merger, Global Risk changed its name to Guardian 8 Holdings.

As of December 31, 2010, there were 26,802,318 common shares outstanding and no preferred shares outstanding.

As of December 31, 2010 and 2009, there were no outstanding options or warrants.

During the six months ended June 30, 2011, no preferred stock, common stock, options, or warrants were issued.

Note 6 – Lease Commitments and Related Party Transactions
During the period ended December 31, 2009 and the three months ended March 31, 2010, the Company leased its operating headquarters on a month to month basis for $1,332 per month.  During the six months ended September 30, 2010, we negotiated our lease and maintained the same headquarters on a month to month basis for $500 per month.  During the three months ended December 31, 2010 we negotiated our lease again and maintained the same headquarters on a month to month basis for $250 per month.

Rent expense was $1,500 for the six months ended June 30, 2011 and $7,745 for the year ended December 31, 2010.

During the period ended December 31, 2009 and part of the year ended December 31, 2010, an officer and director was paid $5,000 per month for his marketing services.  This agreement stopped in July of 2010.  The total paid for these services was $15,000 during the three months ended March 31, 2010 and $0 for the three months ended March 31, 2011.

During the six months ended June 30, 2011 and the year ended December 31, 2010, a relative of an officer and director was paid $12,000 and $27,650, respectively, for secretarial services.

Note 7 – Fair Value Measurements
The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of June 30, 2011:

	Level 1	Level 2	Level 3	Fair Value
Cash	$142,957	$-	$-	$142,957
Accounts payable	-	33,675	-	33,675

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash	$290,829	$-	$-	$290,829
Accounts payable	-	37,410	-	37,410

Note 8 – Subsequent events
In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through the date these financial statements were issued.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures we make in this Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

·	deterioration in general or global economic, market and political conditions;
·	our ability to diversify our operations;
·	actions and initiatives taken by both current and potential competitors;
·	supply chain disruptions for components used in our product;
·	manufacturers inability to deliver components or products on time;
·	inability to raise additional financing for working capital;
·
the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

·	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
·	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;
·	inability to efficiently manage our operations;
·	inability to achieve future operating results;
·	the unavailability of funds for capital expenditures;
·	our ability to recruit and hire key employees;
·	the inability of management to effectively implement our strategies and business plans; and
·	the other risks and uncertainties detailed in this report.

In this form 10-Q references to “Guardian 8”, “G8”, the “Company”, “we,” “us,” “our” and similar terms refer to Guardian 8 Holdings and its wholly owned operating subsidiary, Guardian 8 Corporation.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the financial statements section included elsewhere in this report.

Recent Developments

On August 5, 2011, our common stock was cleared for trading on the Over-the-Counter Bulletin Board under the symbol “GRDH”.

In July of 2011, we signed an OEM distribution agreement with Security Equipment Corporation in Fenton, Missouri, which markets pepper spray products under the “Sabre Red” name.

In May of 2011, the G8 unit was nominated for the ASIS International “Innovation of the Year”. ASIS is an organization that was founded in 1955 and represents more than 37,000 security professionals around the world.

We have completed the initial design and tooling for the first product under development. We have received three working prototypes and anticipate the receipt of several more working prototypes in the second quarter of 2011. We have tested these prototypes through a number of different venues and collected feedback and input on suggested design changes, as well as develop training manuals for use of the product. We anticipate receiving the second generation prototypes in mid September and presenting these working units at the ASIS convention September 18th in Orlando, Florida.  We anticipate taking orders for product at the convention and filling orders beginning in November of this year.

Results of Operations for Guardian 8 Corporation for the three and six months ended June 30, 2011 and June 30, 2010

We generated net losses of $89,255 and $144,395 for the three and six months ended June 30, 2011, compared to net losses of $169,902 and $235,175 for the same periods in 2010. These losses accumulated to a total loss of $958,043 since our inception on June 8, 2009 through June 30, 2011. Our losses were generated from general and administrative expenses. We were able to negotiate a substantial reduction in our office lease in September of 2010 and reduced administrative and officer compensation, which were the primary reasons for the reduction in our net loss during the first six months of 2011.

We anticipate continued losses from operations until such time as we generate revenues through the sale of our device.

Satisfaction of our cash obligations for the next 12 months.

Since our inception in June of 2009 through June 30, 2011, we raised approximately $1,065,500 through the sale of our common stock.  As of June 30, 2011, our cash balance was $142,957. Our plan for satisfying our cash requirements for the next twelve months is through third party financing, and/or additional debt or equity financing. We anticipate sales-generated income during that same period of time, but may not generate sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Since inception, we have financed cash flow requirements through the issuance of common stock for cash and services. As we continue to expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of revenues from our product sales, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings, giving consideration to loans and working diligently to move sales ahead to the extent necessary to provide working capital.

We anticipate incurring operating losses over the majority of the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and continue to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

As a result of our cash requirements and our lack of revenues, we anticipate continuing to issue stock in exchange for loans and/or equity financing, which may have a substantial dilutive impact on our existing stockholders.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of G8 as a going concern. We may not have a sufficient amount of cash required to pay all of the costs associated with operating and marketing of our product. Management intends to use borrowings and security sales to mitigate the effects of cash flow deficits, however no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through issuance of common stock and through June 30, 2011 had raised approximately $1,065,500 from two private placement offerings. Our cash balance as of June 30, 2011 was $142,957 and we anticipate this amount to satisfy our cash requirements through at least December 31, 2011. We have a monthly rent expense of $250 for our principal executive office and also pay our administrative support person approximately $2,000 per month for part time services. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues from product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. We have also evaluated sources of inventory financing that will be implemented once we have orders for our product.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

Item 4T. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our Chief Executive Officer and Principal Financial Officer, C. Stephen Cochennet, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this Report.  Based on the evaluation, Mr. Cochennet concluded that our disclosure controls and procedures are effective in timely altering him to material information relating to us (including our consolidated subsidiaries) required to be included in our periodic SEC filings.

Changes in Internal Control Over Financial Reporting

There has been no change in the Company’s internal controls over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Internal control systems, no matter how well designed and operated, have inherent limitations.  Therefore, even a system which is determined to be effective cannot provide absolute assurance that all control issues have been detected or prevented.  Our systems of internal controls are designed to provide reasonable assurance with respect to financial statement preparation and presentation.

PART II--OTHER INFORMATION

Item 1. Legal Proceedings.

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this report, there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

Item 1A. Risk Factors.

Our significant business risks are described in Item 1A to Form 10-K for the year ended December 31, 2010 to which reference is made herein.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the quarter ended June 30, 2011.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. (Removed and Reserved).

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Global Risk Management & Investigative Solutions, G8 Acquisition Subsidiary, Inc. and Guardian 8 Corporation effective November 30, 2010 (incorporated by reference to Exhibit 2.1 to the Form 10-Q filed on August 6, 2010)

2.2	Articles of Merger (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on December 21, 2010)
3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 23, 2011)
3.2	Bylaws, as currently in effect (incorporated by reference to Exhibit 3(ii)(a) to Form S-1 filed on May 16, 2008)
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 21, 2010)
31.1	Certification of Chief Executive and Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Executive Committee Charter (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 23, 2011)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUARDIAN 8 HOLDINGS (Registrant)

Date: August 15, 2011	By:	/s/ C. Stephen Cochennet
C. Stephen Cochennet
Principal Financial Officer
(On behalf of the Registrant and as Principal Financial Officer)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-Q

☒           QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2011

☐         TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 333-150954

GUARDIAN 8 HOLDINGS
(Exact name of registrant as specified in its charter)

Nevada	26-0674103
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11900 College Blvd
Suite 204
Overland Park, Kansas  66210
(Address of principal executive offices)

(913) 317-8887
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.           Yes ☒       No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).          Yes  ☐      No ☒

The number of shares of Common Stock, $0.001 par value, outstanding on May 9, 2011, was 26,802,318.

PART I – FINANCIAL INFORMATION
Item 1. Financial Statements

GUARDIAN 8 HOLDINGS (A Development Stage Company)
Condensed Balance Sheets

	March 31,	December 31,
	2011	2010
Assets		(Audited)

Current assets:
Cash	$230,826	$290,829
Prepaid expenses	10,000	10,000
Total current assets	240,826	300,829

Patent, net of accumulation amortization of $946 and $817
as of March 31, 2011 and December 31 2010	9,439	9,568

Total assets	$250,265	$310,397

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$32,418	$37,410
Total current liabilities	32,418	37,410

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares
Authorized; issued and outstanding of 26,802,318
at March 31, 2011 and December 31, 2010, respectively	26,802	26,802
Paid in Capital	1,364,448	1,364,448
Retained deficit	(1,173,403)	(1,118,263)
Total stockholders’ equity	217,847	272,987

Total liabilities and stockholders’ equity (deficit)	$250,265	$310,397

The accompanying notes are an integral part of the condensed financial statements.

1

GUARDIAN 8 HOLDINGS (a Development Stage Company)
Condensed Statements of Operations

	Three Months Ended March 31,		For the period from June 8, 2009 (Inception) to March 31,
	2011	2010	2011

Revenue	$-	$-	$-

Cost of sales	-	-	-

Gross profit	-	-	-

Expenses:
Amortization	129	129	946
General and administrative expenses	55,011	65,144	867,842
	55,140	65,273	868,788

Loss from operations	(55,140)	(65,273)	(868,788)

Other income (expense):
Interest expense	-	-	-
Interest income	-	-	-
	-	-	-

Loss before income tax	(55,140)	(65,273)	(868,788)

Provision for income tax expense	-	-	-

Net loss	$(55,140)	$(65,273)	$(868,788)

Net (loss) per share - basic and fully diluted	$-	$-

Weighted average shares outstanding	26,802,318	21,250,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

GUARDIAN 8 HOLDINGS (a Development Stage Company)
Condensed Statements of Cash Flows

	Three Months Ended March 31,		For the period from June 8, 2009 (Inception) to March 31,
	2011	2010	2011
Operating activities:

Net loss	$(55,140)	$(65,273)	$(868,788)
Adjustments to reconcile net (loss) to net cash (used) in operating activities:
Stock issued for services	-	-	131,250
Stock issued for compensation	-	-	63,750
Amortization of patent	129	129	946
Change in assets and liabilities -
Prepaid expenses	-	-	(10,000)
Accounts payable	(4,992)	(60,483)	32,418
Due to related party	-	-	(184,250)
Cash provided by operating activities	(60,003)	(125,627)	(834,674)

Financing activities:
Proceeds from common stock sales	-	200,000	1,065,500
Proceeds from notes payable, related party	-	10,000	10,000
Payments on notes payable, related party	-	-	(10,000)
Net used in financing activities	-	210,000	1,065,500

Increase in cash	(60,003)	84,373	230,826
Cash, beginning of period	290,829	15	-
Cash, ending of period	$230,826	$84,388	$230,826

Supplemental cash flow information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Stock issued for services	$-	$-	$131,250
Shares issued for services	$-	$-	$2,460,000

Stock issued for compensation	$-	$-	$63,750
Shares issued for compensation	$-	$-	$255,000

Stock issued for payment on due to related party	$-	$-	$115,750
Shares issued for payment on due to related party	$-	$-	$463,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

Guardian 8 Holdings
(A Development Stage Company)
Notes to Condensed Financial Statements
For the Three Months Ended March 31, 2011

Note 1 – Company Organization and Summary of Significant Accounting Policies

Organization
Guardian 8 Corporation (“Guardian 8”) was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation.  In August of 2009, we changed our name to Guardian 8 Corporation.  Our principle offices are located in Overland Park, Kansas.  We are a development stage company in the process of developing a personal security device that incorporates countermeasures to help defend against personal attack.

Effective November 30, 2010, we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission under section 12g.  We merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post merger, Global Risk changed its name to Guardian 8 Holdings.

As of March 31, 2011, we have had no revenues and have had only limited operations; therefore, we are classified as a development stage company.

 Cash and cash equivalents
Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts. The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2011 and December 31, 2010.

Revenue recognition
It is the Company’s policy that revenues will be recognized in accordance with ASC subtopic 605-10, “Revenue Recognition”.  The Company will therefore recognize revenue from sales of product upon delivery to its customers where the fee is fixed or determinable, and collectability is probable. Cash payments received in advance will be recorded as deferred revenue.   There were no revenues for the three months ended March 31, 2011 or the year ended December 31, 2010.

Warranty
We intend to offer a one year limited warranty on our device.  After the warranty expires, if the device fails to operate properly for any reason, we intend to replace the device either at a discounted price depending on when the device was placed in service or for a flat fee.  These fees are intended to cover the handling and repair costs and include a profit.  Extended warranties which provide additional coverage beyond the limited warranty, ranging from one to four years, are anticipated to be offered for specified fees.

Research and Development costs
The Company expenses all costs of research and development as incurred. There are R&D costs included in other general and administrative expenses of $563 and $216,351 for the three months ended March 31, 2011 and the year ended December 31, 2010, respectively.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

4

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2011 and December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.  See Note 7 for further details.

Impairment of long-lived assets
The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles.  The Company recognized no impairment losses in the three months ended March 31, 2011 or the year ended December 31, 2010.

Loss per share
Loss per share is provided in accordance with ASC subtopic 260-10 (formerly Statement of Financial Accounting Standards No. 128).  Basic loss per share is computed by dividing the earnings available to shareholders by the weighted average number of shares outstanding during the period.  There were no securities or stock equivalents considered to be dilutive in the computation of loss per share for the three months ended March 31, 2011 or the year ended December 31, 2010.

Dividends
We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Income Taxes
The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Recent pronouncements
On July 1, 2009, FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, also known as FASB Accounting Standards Codification (“ASC”) 105, “Generally Accepted Accounting Principles” (“ASC 105”) (the Codification”). ASC 105 establishes the exclusive authoritative reference for U.S. GAAP for use in financial statements, except for SEC rules and interpretive releases, which are also authoritative GAAP for SEC registrants. The Codification will supersede all existing non-SEC accounting and reporting standards. Management has determined that adoption of this pronouncement has not material impact on the financial statements.

The FASB issued ASC subtopic 855-10 (formerly SFAS 165 “Subsequent Events”), incorporating guidance on subsequent events into authoritative accounting literature and clarifying the time following the balance sheet date which management reviewed for events and transactions that may require disclosure in the financial statements.  The standard increased our disclosure by requiring disclosure reviewing subsequent events.  ASC 855-10 is included in the “Subsequent Events” accounting guidance.

In April 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). ASC 820-10 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased. FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly. In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques. The Company is evaluating the effect of the adoption of FSP 157-4 and determined that it did not have a material impact on its results of operations and financial position.

5

In July 2006, the FASB issued ASC subtopic 740-10 (formerly Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”). ASC 740-10 sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return. The evaluation is based on a two-step approach. The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority. The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement. In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized. The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

In April 2008, the FASB issued ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) 07-05, "Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock"). ASC815-40 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of this pronouncement did not have a material impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The adoption of FASB ASC No. 860 will not have an impact on our financial statements.

Year end
The Company has adopted December 31 as its year end.

Note 2 – Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern.  We have an accumulated deficit of $1,173,403 as of March 31, 2011. Our current assets exceeded our current liabilities by $208,408 as of March 31, 2011. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to raise additional capital and obtain financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

6

During the year ended December 31, 2010, we were able to raise $965,500 through Private Placement Memorandums.  See Note 5 for further details.

Note 3 – Notes payable
In January and February of 2010, we received short-term, non-interest bearing loans from four of our shareholders.  These loans totaled $10,000.  The loans were repaid in full in April of 2010.  No interest expense has been imputed or paid relating to these loans.

Note 4 – Patent and Due to Related Party
In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held for a personal security device in exchange for 19,000,000 shares of our common stock and $300,000.  $25,000 was to be paid in July of 2009 and the rest was to be paid as funds became available from common stock sales.  Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration.  The patent has been valued at $10,365 which is the historical cost.  The value of the cash, note payable, and stock given exceeded the historical cost of the patent by $304,615.  This amount was recorded as a reduction of retained earnings.  The total cost of the patent is being amortized over the 20 year life of the patent.  Amortization costs were $129 for the three months ended March 31, 2011 and 2010, respectively.

The $300,000 due to related party was paid (i) $25,000 in June of 2009, (ii) $131,500 in May of 2010, (iii) $115,750 was converted to 463,000 shares at $.25 per share in May of 2010, and (iiii) $27,750 in August of 2010 leaving no balance due as of December 31, 2010.  The issuance of stock for the debt was at the same price being offered in the private placement memo during May of 2010.

No interest expense has been imputed or paid relating to these amounts.

Note 5– Stockholder’s equity
The Company is authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Both classes of stock have a par value of $0.001.

In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held in the personal security device in exchange for 19,000,000 shares of our common stock and $300,000.  Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration.  During the year ended December 31, 2010, 500,000 more shares were returned for cancellation in exchange for no consideration.

In June of 2009, 4,000,000 shares were sold to four investors for a total purchase price of $100,000 or $0.025 per share.

In June of 2009, 2,000,000 shares were issued to an officer of the Company in exchange for his services as President and General Manager.  Those shares were valued at $0.025 per share and $50,000 was expensed as compensation.

In June of 2009, 150,000 shares were issued to an attorney in exchange for legal services.  Those shares were valued at $0.025 per share and $3,750 was expensed as legal expense.

In December of 2009, 100,000 shares were issued to a consultant in exchange for business development consulting services.  Those shares were valued at $0.25 per share and $25,000 was expensed as consulting expense.

As of December 31, 2009, there were 21,250,000 common shares outstanding and no preferred shares outstanding.

During the year ended December 31, 2010, 210,000 shares were issued for services.  Those shares were valued at $0.25 and $52,500 was expensed.

During the year ended December 31, 2010, $115,750 due to a related party was converted at $0.25 per share into 463,000 shares (See Note 4).

7

During the year ended December 31, 2010 we offered two Private Placement Memorandums for the sale of common stock at $0.25 per share.  In accordance with the first offering, we have sold 2,462,000 shares of common stock for $615,500.  In accordance with the second offering, we have sold 1,400,000 shares of common stock for $350,000.

During the year ended December 31, 2010, 255,000 shares were issued to the directors for compensation.  Those shares were valued at $0.25 and $63,750 was expensed.

Effective November 30, 2010, we merged with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission under section 12g.  We merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post merger, Global Risk changed its name to Guardian 8 Holdings.

As of December 31, 2010, there were 26,802,318 common shares outstanding and no preferred shares outstanding.

As of December 31, 2010 and 2009, there were no outstanding options or warrants.

During the three months ended March 31, 2011, no preferred stock, common stock, options, or warrants were issued.

Note 6 – Lease Commitments and Related Party Transactions
During the period ended December 31, 2009 and the three months ended March 31, 2010, the Company leased its operating headquarters on a month to month basis for $1,332 per month.  During the six months ended September 30, 2010, we negotiated our lease and maintained the same headquarters on a month to month basis for $500 per month.  During the three months ended December 31, 2010 we negotiated our lease again and maintained the same headquarters on a month to month basis for $250 per month.

Rent expense was $750 for the three months ended March 31, 2011 and $7,745 for the year ended December 31, 2010.

During the period ended December 31, 2009 and part of the year ended December 31, 2010, an officer and director was paid $5,000 per month for his marketing services.  This agreement stopped in July of 2010.  The total paid for these services was $15,000 during the three months ended March 31, 2010 and $0 for the three months ended March 31, 2011.

During the three months ended March 31, 2011 and the year ended December 31, 2010, a relative of an officer and director was paid $6,000 and $27,650, respectively, for secretarial services.

Note 7 – Fair Value Measurements
The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations.  ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

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Level 2 – Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 – Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of March 31, 2011:

	Level 1	Level 2	Level 3	Fair Value
Cash	$230,826	$-	$-	$230,826
Accounts payable	-	32,418	-	32,418

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash	$290,829	$-	$-	$290,829
Accounts payable	-	37,410	-	37,410

Note 8 – Subsequent events
In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through the date these financial statements were issued.

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FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures we make in this Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

•	deterioration in general or global economic, market and political conditions;
•	our ability to diversify our operations;
•	actions and initiatives taken by both current and potential competitors;
•	supply chain disruptions for components used in our product;
•	manufacturers inability to deliver components or products on time;
•	inability to raise additional financing for working capital;
•
the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;
•	inability to efficiently manage our operations;
•	inability to achieve future operating results;
•	the unavailability of funds for capital expenditures;
•	our ability to recruit and hire key employees;
•	the inability of management to effectively implement our strategies and business plans; and
•	the other risks and uncertainties detailed in this report.

In this form 10-Q references to “Guardian 8”, “G8”, “the Company”, “we,” “us,” “our” and similar terms refer to Guardian 8 Corporation and its wholly owned operating subsidiary, Guardian 8 Corporation.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the financial statements section included elsewhere in this report.

Recent Developments

We have completed the initial design and tooling for the first product under development. We have received three working prototypes and anticipate the receipt of several  more working prototypes in  the second quarter of 2011. We plan to test these prototypes through a number of different venues to collect feedback and input on suggested design changes, as well as develop training manuals for use of the product. Once completed, a production run of up to 100 units is projected to be completed to begin phase two of testing. Once phase two is complete (projected to before the end of the second quarter of 2011), the company intends to make the first production run of up to 1,000 units and anticipates to be selling product before the end of 2011.

Results of Operations for Guardian 8 Corporation for the three months ended March 31, 2011 and March 31, 2010

We generated net losses of $55,140 for the three months ended March 31, 2011, compared to net losses of 65,273 for the same period in 2010. This equated to a total loss of $868,788 since our inception on June 8, 2009 through March 31, 2011. Our losses were generated from general and administrative expenses. We were able to negotiate a substantial reduction in our office lease in September of 2010 and reduced administrative and officer compensation, which were the primary reasons for the reduction in our net loss during the current quarter over the same quarter of 2010.

We anticipate continued losses from operations until such time as we generate revenues through the sale of our device.

Satisfaction of our cash obligations for the next 12 months.

Since our inception in June of 2009 through March 31, 2011, we raised approximately $1,065,500 through the sale of our common stock.  As of March 31, 2011, our cash balance was $230,826. Our plan for satisfying our cash requirements for the next twelve months is through third party financing, and/or additional debt or equity financing. We anticipate sales-generated income during that same period of time, but may not generate sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Since inception, we have financed cash flow requirements through the issuance of common stock for cash and services. As we continue to expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of revenues from our product sales, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings, giving consideration to loans and working diligently to move sales ahead to the extent necessary to provide working capital.

We anticipate incurring operating losses over the majority of the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and continue to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

As a result of our cash requirements and our lack of revenues, we anticipate continuing to issue stock in exchange for loans and/or equity financing, which may have a substantial dilutive impact on our existing stockholders.

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Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of G8 as a going concern. We may not have a sufficient amount of cash required to pay all of the costs associated with operating and marketing of our product. Management intends to use borrowings and security sales to mitigate the effects of cash flow deficits, however no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through issuance of common stock and through March 31, 2011 had raised approximately $1,065,500 from two private placement offerings. Our cash balance as of March 31, 2011 was $230,826 and we anticipate this amount to satisfy our cash requirements through at least December 31, 2011. We have a monthly rent expense of $250 for our principal executive office and also pay our administrative support person approximately $2,000 per month for part time services. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues from product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. We have also evaluated sources of inventory financing that will be implemented once we have orders for our product.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Item 3. Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

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Item 4T. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

Our Chief Executive Officer and Principal Financial Officer, C. Stephen Cochennet, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this Report.  Based on the evaluation, Mr. Cochennet concluded that our disclosure controls and procedures are effective in timely altering him to material information relating to us (including our consolidated subsidiaries) required to be included in our periodic SEC filings.

Changes in Internal Control Over Financial Reporting

There has been no change in the Company’s internal controls over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Internal control systems, no matter how well designed and operated, have inherent limitations.  Therefore, even a system which is determined to be effective cannot provide absolute assurance that all control issues have been detected or prevented.  Our systems of internal controls are designed to provide reasonable assurance with respect to financial statement preparation and presentation.

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PART II--OTHER INFORMATION

Item 1. Legal Proceedings.

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this report, there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

Item 1A. Risk Factors.

Our significant business risks are described in Item 1A to Form 10-K for the year ended December 31, 2010 to which reference is made herein.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the quarter ended March 31, 2011.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. (Removed and Reserved).

Item 5. Other Information.

None.

Item 6. Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Global Risk Management & Investigative Solutions, G8 Acquisition Subsidiary, Inc. and Guardian 8 Corporation effective November 30, 2010 (incorporated by reference to Exhibit 2.1 to the Form 10-Q filed on August 6, 2010)

2.2	Articles of Merger (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on December 21, 2010)
3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 23, 2011)
3.2	Bylaws, as currently in effect (incorporated by reference to Exhibit 3(ii)(a) to Form S-1 filed on May 16, 2008)
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 21, 2010)
31.1	Certification of Chief Executive and Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive and Principal Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.1	Executive Committee Charter (incorporated by reference to Exhibit 99.1 to Form 10-K filed on March 23, 2011)

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUARDIAN 8 HOLDINGS (Registrant)

Date: May 13, 2011	By:	/s/ C. Stephen Cochennet
C. Stephen Cochennet
Principal Financial Officer
(On behalf of the Registrant and as Principal Financial Officer)

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